                         FIRST CITIZENS BANCSHARES, INC.
                              First Citizens Place
                           Dyersburg, Tennessee 38024

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            WEDNESDAY, APRIL 18, 2001


TO:  Shareholders of First Citizens Bancshares, Inc.
     Dyersburg, Tennessee 38024

Notice is hereby given that the Annual Meeting of Shareholders of First Citizens Bancshares, Inc. will be held in the Lipford Room of First Citizens National Bank, Dyersburg, Tennessee, Wednesday, April 18, 2001 at 10:00 A.M. to consider and act upon the following proposals:

1.       To elect eight directors for a term of three years expiring in 2004.

2. Approval of Carmichael, Dunn, Creswell, and Sparks, CPAs as general auditors for the year ending December 31, 2001.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business February 28, 2001 are entitled to notice of and to vote at the Annual Shareholders' Meeting.

     Please date, sign and return the enclosed Proxy immediately in the stamped envelope provided. It is important that you sign and return the Proxy, even though you plan to attend the meeting in person. You may revoke the Proxy at any time before the Proxy is exercised by giving written notice to the Company or by advising us at the meeting. If you will need special assistance at the meeting because of a disability, please contact Judy Long, Secretary at (901) 287-4254. This 16th day of March, 2001.


                               BY ORDER OF THE BOARD OF DIRECTORS



                               Stallings Lipford
                               Chairman

                         FIRST CITIZENS BANCSHARES, INC.
                              FIRST CITIZENS PLACE
                           DYERSBURG, TENNESSEE 38024

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 18, 2001

                                  SOLICITATION

     THE PROXY ACCOMPANYING THIS STATEMENT IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CITIZENS BANCSHARES, INC. (the "Company" or "Holding Company") for use at the Annual Meeting of Shareholders to be held April 18, 2001, and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting.

     The expense of preparing, assembling, printing and mailing the Proxy Statement and materials used in the solicitation of Proxies for the meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through use of the mail, but officers, directors and employees of the Holding Company and its subsidiary, First Citizens National Bank (the
"Bank") may solicit Proxies personally or by telephone, without receiving special compensation therefor. Brokers, custodians, and other like parties will be requested to send Proxy material to beneficial owners of stock and will be reimbursed for reasonable expenses. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed to shareholders on or about March 16, 2001.

     All Proxies in the accompanying form which are properly executed and returned to management will be voted in accordance with directions given therein. Any Proxy delivered pursuant to this solicitation is revocable, at the option of the person executing same, at any time before it is exercised, by written notice delivered to Judy Long, Secretary of First Citizens Bancshares, Inc. Powers of Proxy holders will be suspended if the person executing the Proxy is present at the meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and voting in person at the meeting.

     IF NO INSTRUCTIONS ARE SPECIFIED IN YOUR PROXY WITH RESPECT TO THE ELECTION OF DIRECTORS OR OTHER MATTERS ADDRESSED HEREIN, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS AND "FOR" THE ELECTION OF CARMICHAEL, DUNN, CRESWELL & SPARKS CPAS TO SERVE AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING 12/31/01. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.
                                VOTING SECURITIES

     At the close of business December 31, 2000, there were 3,717,593 shares of Common Capital Stock, par value of $1.00, of First Citizens Bancshares, Inc. outstanding and entitled to vote, as the sole class of voting securities. On any matter submitted to a vote of the shareholders, each holder of the Holding Company's common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Holding Company as of February 28, 2001. Holders of common stock shall possess full voting rights for the election of Directors and for all other purposes. In connection with the election of Directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting prior to the voting for election of Directors, of his or her intention to vote cumulatively. If any shareholder of the company gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for the election of Directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of Directors to be elected.

These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated at the discretion of the Proxy Holder, in accordance with management's recommendation.

     Tennessee Law does not provide for Dissenters Rights of Appraisal when considering the matters as set forth herein. Holders of shares of Common Stock will be entitled to receive dividends if and when declared payable by the Board of Directors of First Citizens Bancshares, Inc. Shareholders of the Company are not entitled to preemptive rights to subscribe for or purchase securities. In the event of a liquidation, dissolution or winding up of the affairs of the Holding Company, assets and funds of the corporation shall be distributed, pro rata, among the holders of Common Stock according to their respective shares.

     The following table sets forth the number of shares of common capital stock owned by Directors, Nominees and Officers of First Citizens Bancshares, Inc. as of December 31, 2000:

                 Name of             Beneficial Ownership  Percent
Title of Class   Beneficial Owners     Direct   Indirect   of Class

Common Capital   Directors, Nominees   322,400   211,848    14.37%
Stock            & Executive Officers
                             (26)

                             PRINCIPAL SHAREHOLDERS

     As of this date, persons or entities beneficially owning in excess of 5% of the Common Capital Stock of First Citizens Bancshares, Inc. are set forth in the following table:

                                      Beneficial Ownership  Percent
Title of Class   Name and Address      Direct    Indirect   of Class

Common Capital   First Citizens Nat'l  719,882               19.36%
Stock            Bank Employee Stock
                 Ownership Plan
                 & Trust

                              ELECTION OF DIRECTORS

     The present Board of Directors consists of 24 members with one-third of the terms expiring in 2002, another one-third in 2003 and the remaining one-third in 2004. The following individuals have been nominated by the Board of Directors to serve a term of three years. Once elected, each Director shall serve the stated term or until his/her successor has met the necessary qualifications and has been elected. Should any nominee determine that he/she is unable to serve, the persons named in the accompanying proxy intend to vote for the balance of those named.

     The following information sets forth the name of each nominee, age, principal occupation for the past five years, name and business of the corporation or other organization with which he/she is affiliated, year of initial election to the Board, and beneficial ownership of Common Stock of the Company as of December 31, 2000. This information is also provided for continuing Directors whose terms expire in 2002 and 2003.

Name and Principal Occupation          Director    Common Stock   Percent of
     for Past Five Years        Age     Since   Beneficially Owned  Class

INCUMBENTS AND NOMINEES WHOSE TERMS WILL EXPIRE IN 2004

WILLIAM C. CLOAR                  64     1991     16,638            *
Retired 1998 from Dyersburg
Fabrics, Inc., a textile
manufacturing plant.  Mr. Cloar
served the company from 1997 to
his retirement as Senior Vice
President of Community
Relations. Previous to 1997
he served as Vice President of
Training and Employee
Development.

JAMES DANIEL CARPENTER            51     1993      2,891            *
Partner, Flatt Heating &
Air Conditioning.

RICHARD W. DONNER                 50     1985      6,623            *
Vice President of Sales,
Dyersburg Fabrics, Inc., a
textile manufacturing plant.

BENTLEY F. EDWARDS                43     1997        551            *
Executive Vice President of
Burks Enterprise L.P., a
distributor of Dr. Pepper-Pepsi
Cola products.  Chief Operating
Officer of Burks Beverage, L.P.


JULIUS M. FALKOFF                 71     1999     22,256            *
Owner and Managing Partner in
Reelfoot Warehousing (a rental
warehouse), Union City, TN.  Mr.
Falkoff is also a owner in The
Money Place, LLC, a check
cashing, money gram and long
distance service provider.

RALPH E. HENSON                   59     1997      47,872            1.29%
Vice President of First Citizens
Bancshares, Inc.; Executive Vice
President and Loan Administrator
of First Citizens National Bank.

STALLINGS LIPFORD                 70     1960     49,797            1.34%
Chairman of the Board of
First Citizens Bancshares, Inc.
and First Citizens National Bank.
Served both the Company and the
Bank as Chairman & CEO until 1996.

LARRY S. WHITE                    52     1997     55,553            1.49%
President of White & Associates
Insurance Agency, Inc., a general
insurance agency offering all
lines of insurance.

INCUMBENTS AND NOMINEES WHOSE TERMS WILL EXPIRE IN 2003

EDDIE EUGENE ANDERSON             53     1984      34,034            *
Partner, Anderson Farms II.
Previously, Anderson Farms
until January 1, 1997.

BARRY T. LADD                     60     1996      16,523            *
Executive Vice President and
Chief Administrative Officer
of First Citizens Bancshares,
Inc. and First Citizens National
Bank.  Until February 1996
served the Bank as Senior Vice
President and Senior Lending
Officer.

JOHN M. LANNOM                    47     1999      15,400            *
Attorney at Law
Private Legal Practice

MILTON E. MAGEE                   64     1969       98,484           2.65%
Partner, Chic Farm Co., general
farming. Partner Magee and Taylor,
FLP, general farming since 1997.

MARY F. MCCAULEY                  70     1991       2,257            *
Professor Emeritus, Dyersburg
State Community College.

G.W. SMITHEAL, III                45     1993       3,840            *
Partner, Smitheal Farm &
Biesel and Smitheal Cattle
Company.

WILLIAM F. SWEAT                  50     2000       1,478            *
First Citizens National Bank
Community Bank President -
Lauderdale County since 1999.
Previous to 1999 served as Vice
President and Branch Manager.

P.H. WHITE, JR.                   69     1978      11,968            *
Owner, P.H. White Farms,
manufacturer & distributor
of livestock insecticide
applicators.

INCUMBENTS AND NOMINEES WHOSE TERMS WILL EXPIRE IN 2002

J. WALTER BRADSHAW                39     1993      29,596            *
Vice President & Director,
Bradshaw & Co. Insurors,
an independent insurance agency.

LARRY W. GIBSON                   54     1995       6,479            *
President, Roberts-Gibson, Inc.,
gasoline jobber company.

L.D. PENNINGTON                   72     1989      14,054            *
Chairman Emeritus of Board,
Centex Forcum-Lannom Inc., a
company of contractors,
engineers and developers.

ALLEN G. SEARCY                   59     1999     23,406             *
President of Allen Searcy
Builder-Contractor, a building
contractor for commercial and
residential properties.  Mr.
Searcy is also a partner in
Allen's Building Materials
Company in Union City, TN and
owner of commercial real estate
and rental properties.

DAVID R. TAYLOR                   55     1997      1,544             *
President & CEO of Centex Forcum
Lannom, Inc., a company of
contractors, engineers, and
developers.

DWIGHT STEVEN WILLIAMS            45     1991      3,324             *
Business Manager, Johnson
Funeral Home.

KATIE S. WINCHESTER               60     1990     21,865             *
February 1996 appointed
CEO & President of First
Citizens National Bank.
April 1996 appointed CEO
and President of First
Citizens Bancshares, Inc.
April 1992 to February 1996
served as President & Chief
Administrative Officer.

BILLY S. YATES                    75     1973     18,025             *
President, General Appliance
and Furniture Company, retail
furniture & appliance outlet.

*less than one percent

                   DESCRIPTION OF THE BOARD AND ITS COMMITTEES

     Each Director of First Citizens Bancshares, Inc. also serves as Director of First Citizens National Bank. The Board of Bancshares met six times during 2000 and the Board of the Bank held thirteen meetings. There were no incumbent Directors attending fewer than 75% of the aggregate of Board and Committee meetings. There are no family relationships between Directors, Executive Officers, or Executive Officers and Directors.

     There were no transactions entered into between First Citizens National Bank or First Citizens Bancshares, Inc., and Directors, Nominees for Directors and/or Executive Officers of either the Bank or Bancshares in which the charges involved exceeded $60,000 unless such transactions were accomplished on the basis of competitive bidding or were considered to be in the ordinary course of business.

     The Holding Company has no specific committees. However, the Holding Company's principal subsidiary, First Citizens National Bank, has various committees that serve the Bank.

     The Executive Committee is appointed by the Board to act on it's behalf when the Board is unable to act as a whole. It is the responsibility of the Executive Committee to review certain loan applications in accordance with Loan Policy; to make recommendations to the Board on issues affecting the operations of the Bank and to counsel management on matters presented for committee consideration. The Executive Committee acts as a nominating committee by considering the performance of incumbent directors and officers and by recommending nominations for re-election. The Executive Committee also serves as the Investment Committee. The committee meets at such times as meetings are called and is comprised of Barry Ladd, Stallings Lipford (Chairman), Milton E. Magee, L. D. Pennington, P. H. White, Jr., Katie Winchester, and Billy S. Yates. Thirty-five meetings were held in 2000.

     The Investment Committee consists of seven members appointed by the Board, and is chaired by the Bank's Chief Financial Officer. It is the responsibility of this committee to set and monitor investment activity guidelines. Three meetings were held during 2000.

     The Compensation Committee is composed of four directors who are not officers of the Bank or any of its subsidiaries. The committee makes recommendations to the Board of Directors as to the amount and form of officer compensation. The compensation programs of the Bank are designed to align compensation with business objectives and performance, and to enable the Bank to attract, retain and reward executives who contribute to the long term success of First Citizens Bancshares, Inc. and its subsidiaries. Therefore, the Bank provides an executive compensation program which includes base pay, annual cash bonuses and retirement benefits through annual contributions to an Employee Stock Ownership Plan. In addition, all Executive Officers are provided with permanent life insurance. Base salaries are determined annually based on individual performance and pay levels of similar positions at peer financial institutions. The committee annually evaluates experience, individual performance and Corporate performance when setting base pay. Base salaries for new executive officers are initially determined by evaluating responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for experienced executive talent in the financial services industry. The Compensation Committee is made up of the following
Directors: Milton E. Magee (Chairman), L. D. Pennington, P. H. White, Jr., and Billy S. Yates. The committee met one time in 2000.

     The Audit Committee reviews results of audits performed by the Bank's Internal Auditor and makes a determination as to the adequacy of such audits. Further, this committee determines the need and frequency for external audits, reviews engagement letters to determine the overall effectiveness of proposed audits, and reviews results of any audit upon completion. Based on results of these audits, this committee determines the adequacy of existing internal controls and reports findings to the full Board. The Audit Committee is comprised of J. Walter Bradshaw (Chairman), Larry Gibson and Larry White. Four meetings were held during 2000.

     In the fourth quarter of 1999, the Securities and Exchange Commission (SEC) adopted rules requiring certain disclosures in proxy statements regarding Audit Committees. For all proxy statements relating to votes of shareholders after December 15, 2000, the proxy must disclose whether or not there is a written charter for the Audit Committee. First Citizens adopted an Audit Committee Charter on February 21, 2001 with approval by the Audit Committee and the bank's Board of Directors. The charter was approved as follows:

                             AUDIT COMMITTEE CHARTER


Purpose: The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance and business ethics. Key components of fulfilling this charge include:

- Facilitating and maintaining an open avenue of communication among the Board of Directors, Audit Committee, Senior Management, the independent external accountants, the internal audit staff and the ethics and business conduct staff.

- Serving as an independent and objective party to monitor the corporation's financial reporting process and internal control system.

-   Reviewing and appraising efforts of the independent accountants.

- Providing direction to and oversight of the Internal Audit function and the Ethics and Business Conduct function.

Organization/Composition: The Audit Committee will be comprised of four or more directors as determined by the Board, each of whom shall be independent directors as defined in the Blue Ribbon Committee Report on Improving the Effectiveness of Corporate Audit Committees. The members will be free from any financial, family or other material personal relationship that, in the opinion of the Board or Audit Committee members, would interfere with the exercise of his or her independence from management and the corporation. All members of the committee will have a working familiarity with basic finance and accounting practices and at least one member must have accounting or related financial management expertise.

Meetings: The Committee will meet at least four times annually. Additional meetings may occur more frequently as circumstances dictate. Two meetings will focus primarily on audit/financial issues and two meetings will focus primarily on ethics and business conduct issues. The Committee chairman should meet with the Ethics and Business Conduct Vice President and/or Internal Auditor prior to the scheduled committee meetings to finalize the meeting agenda and overview issues to be discussed. Committee members will have sole discretion in determining the meeting attendees and agenda.

Responsibilities and Duties: The Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and provide reasonable assurance to the Board that the accounting and reporting practices of the corporation are in accordance with requirements and an effective legal compliance and business ethics program exists.

The Audit Committee will fulfill their duties and responsibilities as follows:

A.        General

- Adopt a formal written charter that is approved by the full Board of Directors that specifies scope of responsibility, process, membership, etc. The charter will be reviewed as necessary, but at least annually, and published as an appendix to the proxy statement every three years.
- Maintain minutes or other records of meetings and activities. Report Committee actions to the Board with such recommendations the Committee may deem appropriate.

- As part of executing the responsibility to foster open communications, the Committee will meet in separate executive sessions without members of senior management present with each of the following groups. Independent Accountants, Vice President - Ethics and Business Conduct and Vice President - Internal Audit to discuss matters that the Committee or any of these groups believe should be discussed privately.
- Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

B.        External/Independent Accountants

- Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees to be paid to the independent accountants. Annually, the Committee will ensure a formal statement delineating all relationships between the accountant and the company is received from the outside accountants. The committee will discuss with the independent accountants all significant relationships the accountants have with the corporation to determine the accountants' independence.
-    Approve any replacement of the independent accountants.
- Consult with independent accountants out of management's presence about internal controls and the fullness/accuracy of the financial statements.
- Meet with the independent accountants and financial management of the company to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent accountants inform the Audit Committee of any significant changes in the independent accountant's original audit plan and that the outside accountants conduct a SAS 71 Interim Financial Review prior to the company's filing of each quarterly report to shareholders (Form 10-Q).
- Review the coordination of internal and external audit procedures to promote an effective use of resources and ensure a complete but nonredundant audit.
- Instruct the independent accountants that the Board of Directors is the accountant's client.

C.   Internal Audit

- Review and approve the annual internal audit plan and any significant changes to the internal plan.
- Review the adequacy of internal audit staff qualifications as well as the number of internal audit staff annually.
-    Approve the internal audit charter.
- Inquire of the Vice President - Internal Audit regarding the adequacy and effectiveness of accounting and financial controls and request recommendations for improvements.
- Review the internal audit function of the corporation including its independence and the authority of its reporting relationships.
- Review a summary of findings and completed internal audits and a progress report on executing the approved internal audit plan.
- Inquire of the Vice President - Internal Audit regarding any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.
- Review and concur in the appointment, replacement, reassignment, or dismissal of the Vice President - Internal Audit.

D.   Financial Statements/Internal Controls

- Review annual financial statements with management and the independent accountants to determine that the independent auditors are satisfied with the disclosure and content of the financial statements, including the nature and extent of any significant changes in accounting principles, and approve such financial statements prior to release of the annual earnings.
- Consider external auditors' judgements regarding the quality and appropriateness of financial statements.
- Make inquiries of management and external auditors concerning the adequacy of the company's system of internal controls.
- Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.
- Advise financial management and the independent auditor to discuss with the Audit Committee their qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

E.   Ethics and Business Conduct

-    Provide oversight to the business ethics and compliance program.
- Require management to report on procedures that provide assurance that the corporation's mission, values, and code of conduct are properly communicated to all employees on an annual basis.
- Review the corporation's code of conduct annually and direct management to establish a system reasonably designed to assure compliance with the code.
- Review the programs and policies of the company designed by management to assure compliance with applicable laws and regulations and monitor the results of the compliance efforts.
- Inquire of the Vice President - Ethics and Business Conduct regarding any difficulties encountered in the course of her work, including any restrictions on the scope of their work or access to required information, and make appropriate recommendations to the Board of Directors.

F.   Legal

- When circumstances warrant, meet with organization's legal counsel to review any legal matters that may have a significant impact on the company's overall financials.

     The Trust Committee is composed of three Directors and two Trust Officers. It is the responsibility of this committee to work with the Trust Officers and staff to formulate policies and procedures relative to the administering of fiduciary powers; to accept or reject all executorships, trusteeships, and other fiduciary relationships of the bank; and to invest, retain, or dispose of funds that are in the possession of the Trust Department. Directors serving on this committee are Richard Donner, Barry T. Ladd, and David Taylor. Trust Officers serving on this committee are Hughes Clardy, Chairman and Sue Carolyn Akins. Eleven meetings were held during the year just ended.

     The Community Reinvestment Act Committee was established within the Community Reinvestment Act Program. It is the responsibility of this committee to develop, review, and implement ongoing CRA compliance efforts. The CRA Committee consists of four directors, Ralph Henson (Chairman), Mary F. McCauley, Julius Falkoff, Katie Winchester, and a cross section of managers from various departments within the bank. Two meetings were held throughout 2000.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Director Fees are established by the Board on an annual basis. Fees for 2000 were set at $500.00 per meeting for each Director and advanced on a per meeting attended basis. In 2000 an annual retainer fee of $3,000.00 per director was paid for services on the Board of the Corporation. Additional amounts are paid for service on various committees as follows (annually):
Executive/Investment Committee $12,500.00, Audit Committee $5,000.00, Trust Committee $5,000.00 and CRA Committee $2,500.00. Executive Officers who are also Directors receive no additional compensation for service on a Board Committee.

     The following table discloses individually Executive Officers of the Holding Company and its subsidiaries who received direct annual remuneration in excess of $100,000.00. As the Holding Company pays no salaries, this information relates to all compensation paid by First Citizens National Bank. The following tabulation is for the period ending December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                  Long Term Compensation
                   Annual Compensation                 Awards           Payouts

(a)        (b)      (c)       (d)     (e)     (f)        (g)      (h)      (I)
                                     Other   Re-                           All
Name                                 Annual  stricted Securities          Other
and                                  Compen-  Stock    Underlying LTIP   Compen-
Principal                            sation  Award(s) Options/   Payouts  sation
Position   Year  Salary($)  Bonus($)   ($)     ($)     SARs (#)     ($)      ($)

Stallings   2000  115,284     32,850    14,823  -0-       -0-       -0-    2,051
Lipford               (1)                 (2)                                (3)
Chairman    1999  111,528     38,149    15,173  -0-       -0-       -0-    1,855
of Board of           (1)                 (2)                                (3)
Directors   1998  161,528     55,475    16,000  -0-       -0-       -0-    1,678
                      (1)                 (2)                                (3)

Katie       2000  209,416     61,440   19,883   -0-       -0-       -0-    1,736
Winchester            (1)                 (2)                                (3)
CEO &       1999  188,602     64,500   16,000   -0-       -0-       -0-    1,690
President             (1)                 (2)                                (3)
            1998  172,783     58,975   16,000   -0-       -0-       -0-    1,487
                      (1)                 (2)                                (3)

Ralph       2000   132,266     36,772   16,814  -0-       -0-       -0-    1,275
Henson                (1)                 (2)                                (3)
Executive   1999   118,995     41,223   16,000  -0-       -0-       -0-    1,233
Vice                                      (2)                                (3)
President   1998   108,573     46,668   15,644  -0-       -0-       -0-    1,187
& Loan                                    (2)                                (3)
Administ.

Barry T.    2000   132,465     39,070   17,110  -0-       -0-       -0-    1,512
Ladd                  (1)                 (2)                                (3)
Executive   1999   121,807     42,450   16,000  -0-       -0-       -0-    1,452
Vice       (1)                            (2)                                (3)
President,  1998   111,421     37,975   15,084  -0-       -0-       -0-    1,346
& CAO                 (1)                 (2)                                (3)

Judy Long   2000    85,110    22,235   10,572   -0-       -0-       -0-      323
Executive             (1)                 (2)                                (3)
Vice        1999    74,508    26,050   10,084   -0-       -0-       -0-      281
President             (1)                 (2)                                (3)
& COO &     1998    66,623    23,100    9,002   -0-       -0-       -0-      293
Board                 (1)                 (2)                                (3)
Secretary

Jeff Agee   2000    79,797    23,836   10,393    -0-       -0-       -0-     302
Executive             (1)                 (2)                                (3)
Vice        1999    74,695    26,065   10,102    -0-       -0-       -0-     270
President             (1)                 (2)                                (3)
 & CFO      1998    66,810    23,165    9,024    -0-       -0-       -0-     268
                                          (2)                                (3)

(1) Salaries reported includes Director Fees up to $9,500.00 paid to each Executive for service on the Board of Directors.

(2)  Contributions made by the Bank to Employee Stock Ownership Plan.

(3)  Economic Benefit of Life Insurance Policy.

                               COMPENSATION PLANS

Incentive Compensation Plan

     Executive Officers are eligible for annual cash bonuses. The senior management incentive plan provides bonus compensation based on corporate, business unit and individual performance. The level of incentive compensation for Executive Officers is based on Return on Assets with a minimum qualifying ROA of 1% and 25% of bonus based on meeting referral goals set for 2000. Employee Stock Ownership Plan

     Effective December 31, 1984 the Board of Directors of the Bank approved a resolution establishing the First Citizens National Bank Employee Stock Ownership Plan and Trust, designed to invest primarily in Holding Company Stock. There are six Executive Officers of the Bank Holding Company who are also plan Participants receiving a contribution to the ESOP. Benefits accruing to the accounts of individuals named in the Summary Compensation Table for the plan year ending December 31, 2000 totaled $89,595. The distribution and vesting of the amount allocated is not subject to future events.

     Administration of the Plan is the responsibility of an administrative committee as directed by the Board of First Citizens National Bank. Any employee who has completed one (1) year of service (1,000 hours) and who has reached the age of 21 shall be eligible to participate. Distribution of benefits can be made in stock, cash or a combination of both. Benefits are payable as a single distribution or equal annual installments at normal retirement date, coinciding with or following the participant's 65th birthday. An amendment made in 1994 provided for the elimination of the investment diversification option within the plan. The revised Plan provides annual diversification elections to qualified participants for six consecutive plan years, beginning in the plan year following the year in which the qualified participant reaches age 55. For the first five years after having met the age eligibility requirements, each qualified participant is permitted to diversify up to 25% of his or her eligible shares. In the participant's sixth and final election year, the amount subject to diversification increases to 50%. Also included in the Plan are provisions for distribution of benefits to the participant or designated beneficiary upon early retirement, becoming totally and permanently disabled, or upon the death of the participant. Allocations of stock to the account of each participant will be based on the ratio of his/her compensation to all participant's compensation for the plan year. Total contributions to the plan for the year ending December 31, 2000 were approximately $644,511.75.

     Effective October 1, 2000, the Board of Directors of the Bank approved an amendment of the bank's retirement benefit package to include a 401(k) plan. A 3% "Safe Harbor" contribution will be made for every eligible employee on an annual basis. Participants may, but are not required to, make pre-tax contributions (deferrals) to the plan. The plan allows participants to direct the investments of the 3% "Safe Harbor" contribution as well as any pre-tax contributions. As a result of the change, the contribution to the ESOP was reduced from 10% to 7%. Plan participants received a 10% contribution for the first three quarters of 2000 and 7% for the last quarter of 2000 with a 3% contribution being made to the 401K.

Executive Employment Agreements

     Executive Employment Agreements are currently in effect by and between First Citizens National Bank (the "Bank"), First Citizens Bancshares, Inc. (the "Company") and Stallings Lipford, Katie S. Winchester, Barry T. Ladd, Ralph E. Henson, Jeffrey Agee, and Judy Long. The Agreements provide for terms of employment and compensation and benefits in the event of termination by "action of the Company" or "change in control". A "change in control", as defined in the Agreement, is deemed to occur if any person, firm or corporation shall obtain "control" of the Company through the acquisition, directly or indirectly, by any person or group of persons of shares in the Bank or Bancshares, which, when added to any other shares, the beneficial ownership of which is held by such acquire(s), shall result in ownership by any person(s) of ten percent (10%) of such stock or which would require prior notification under any federal or state banking law or regulation; or the occurrence of any merger, consolidation or reorganization of the Bank to which the Bank or Bancshares is not a surviving entity, or the sale of all or substantially all of the assets of the Bank or Bancshares.

     In the event of the officer's termination caused by "action of the Company" not for cause of a "change in control" or in the event the officer's termination is caused by a "change in control", the officer shall be entitled to receive severance pay within 30 days following the date of termination, an amount equal to two times the compensation paid in the preceding calendar year, or scheduled to be paid to the Executive during the year of the notice of termination, whichever is greater, plus an additional amount sufficient to pay United States income tax on the lump sum amount so paid.

Executive Employment Agreement in effect for Chairman Lipford also provides for terms and conditions for part-time employment. During the term of employment, Chairman Lipford shall serve as Chairman of the Company or in such other position with responsibilities and authority as may from time to time be assigned to him by the Board of Directors of the Company. During 1999 Chairman Lipford devoted approximately 1,300 hours to the business affairs of the Company. Beginning January 1, 2000, unless the Term of Employment has not been extended, he will devote only such time to the affairs of the Company as shall be appropriate in light of the circumstances then existing. In addition, Chairman Lipford shall serve on the Board of Directors of the Company during the Term of Employment for so long as he is elected to such Board by the Shareholders of the Company.

Executive Management Life Insurance Plans

     Executive Management Life Insurance Plans were provided for in Executive Employment Agreements adopted by the Company in April 1993. A Collateral Assignment Split Dollar Life Insurance Plan was provided for the President and four other Executive Officers of the Company in which the Company agreed to pay individual life insurance premiums not to exceed $12,500.00 per year. The Company's obligation to pay this premium shall cease upon termination of the Executive's employment. The Executive agreed to repay the Company the full amount of premiums paid by the Company when employment is terminated. Repayment of premiums under any circumstances cannot exceed the cash value of the policy. Premiums paid annually for Collateral Assignment Split Dollar Life Insurance for Executive Officers totaled $12,500.00 for the President & CEO, and Executive Vice President & CAO, and range between $5,000.00 and $10,000.00 for other Executive Officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain of the  officers,  directors,  and  principal  shareholders  of the
Holding Company (and their associates) have deposit accounts and other transactions with First Citizens National Bank, including loans in the ordinary course of business. An Associate includes a corporation or other entity of which an officer or director of the Company is an officer, partner, or 10% shareholder; any Trust or Estate of which he is a Trustee, Executor or significant beneficiary; or any relative or spouse or spouse's relative who lives in his home.

     Banking transactions in the ordinary course of business with directors, officers, principal stockholders, and their associates are on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Loans to directors, officers and principal shareholders, and their associates, are made on the same terms and conditions afforded other borrowers with similar credit standing who are not associated with the Bank. These loans do not represent unfavorable features or more than a normal risk of collectability. The largest aggregate amount of debt outstanding both direct and indirect, during the twelve month period ending December 31, 2000 was $9,708,499. The amount outstanding at year end 2000 was $8,858,253 at an average rate of 8.97 percent. The debt was incurred over a period of time and served to finance business ventures and purchase real estate. As of December 31, 1999, $8,626,698 was loaned at an average interest rate of
8.76 percent. On December 31, 2000, the Holding Company, through its only subsidiary, First Citizens National Bank had an aggregate net loan total of $337,196,000. Loans to Executive Officers and Directors of the Holding Company comprised 2.63% of this total. No Director or Officer of First Citizens National Bank or First Citizens Bancshares, Inc. is directly indebted to the Holding Company. Changes in holdings of securities by insiders were reported to the Securities and Exchange Commission on a timely basis. Changes in beneficial ownership of securities must be filed with the SEC on or before the 10th day after the end of the month in which any change occurred.

TOTAL SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph reflects First Citizens Bancshares' cumulative return (including dividends) as compared to the S & P 500 and the Nasdaq Banking Stocks over a 5-year period.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The firm of Carmichael, Dunn, Creswell and Sparks, CPAs served First Citizens National Bank and First Citizens Bancshares, Inc. as auditors for the year ending December 31, 2000. The Board is proposing that this firm serve as auditors for the current year (2001). They have no direct financial interest or material indirect financial interest in the company. Audit services provided by the auditors for the year ending December 31, 2000 consisted of (but not limited to) examination of the financial statements of both the Bank and Holding Company and reporting on such statements. A representative of Carmichael, Dunn, Creswell and Sparks, CPAs will be in attendance at the Annual Shareholders Meeting to answer questions and offer comments regarding their audit. Total auditor fees paid to Carmichael, Dunn, Creswell and Sparks for the year 2000 was $47,325.00.



                          PROPOSALS BY SECURITY HOLDERS

     Shareholder proposals intended to be presented in the Proxy materials to be mailed in 2002 other than nominees to be proposed for election to the Board of Directors must be submitted by certified or registered mail to Judy Long, Secretary, First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370, no later than December 1, 2001. Nominees to be proposed for election to the Board of Directors of the Corporation, other than nominations made by the existing Board of Directors, must be delivered in writing to the Secretary of the Corporation and received no later than ninety (90) days prior to the month and day that the proxy materials regarding the last election of Directors to the Board of the Corporation were mailed to Shareholders.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business other than that set forth herein to be transacted at the meeting; but, if other matters requiring a vote of shareholders arise, the persons designated as proxies will vote their judgement on such matters. If a shareholder specifies a different choice on the Proxy, his/her shares of Common Stock will be voted in accordance with the specifications so made.

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2000, accompanies this report. A copy of the 10-K report to the Securities and Exchange Commission for the year ended December 31, 2000 will be furnished any shareholder requesting such copy at no cost. Requests should be in writing to Judy Long, Secretary, First Citizens Bancshares, Inc., P.O. Box 370, Dyersburg, TN 38025-0370.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Judy Long
                                    Secretary



Dyersburg, TN
March 16, 2001

                         FIRST CITIZENS BANCSHARES, INC.
                              First Citizens Place
                           Dyersburg, Tennessee 38024

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a shareholder of First Citizens Bancshares, Inc., hereby appoints P. H. White, Jr., and William C. Cloar, and each of them severally, proxies of the undersigned, with full power of substitution, to vote the shares of Capital Stock of First Citizens Bancshares, Inc. standing in the name of the undersigned on February 28, 2001, at the Annual Meeting of Shareholders to be held in the Lipford Room of First Citizens National Bank, on Wednesday, April 18, 2001, at 10:00 A.M., and at all adjournments thereof:
(1)  Election of Directors

     For all nominees listed below     Withhold authority to vote for all
                                        nominees listed below

INSTRUCTIONS:   YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE LISTED BELOW
                  BY LINING THROUGH OR STRIKING OUT SUCH INDIVIDUAL'S NAME

         INCUMBENTS AND NOMINEES FOR ELECTION WHOSE TERMS WILL EXPIRE IN 2003 William C. Cloar, James Daniel Carpenter, Richard W. Donner, Bentley F. Edwards, Julius M. Falkoff, Ralph E. Henson, Stallings Lipford, Larry S. White.


(2) Approval of Carmichael, Dunn, Creswell and Sparks, CPAs as auditor for the year ending December 31, 2001

            FOR            AGAINST           ABSTAIN

(3) To transact other business as may properly come before the meeting or any adjournments thereof

             FOR             AGAINST         ABSTAIN

This proxy confers authority to vote "For" the propositions listed unless "Against" or "Abstain" is indicated. If no direction is given, this proxy will be voted "for" the election of all nominees named and "for" approval of Carmichael, Dunn, Creswell and Sparks, CPAs as auditors for the current year. Please sign exactly as name appears below.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please sign full title. If more than one trustee, all should sign.

Dated March 16, 2001
                                 Signature


                                 Signature if jointly held




                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

                                SIGNATURES

     I certify that the statements made in this statement are true, complete, and correct to the best of my knowledge and belief.



                                       First Citizens Bancshares, Inc.
                                              (Registrant)





Date:  March 16, 2001                  /s/Stallings Lipford
                                       Stallings Lipford, Chairman